UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2005
Date of Report (Date of earliest event reported)

INTERCHANGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-50989 (Commission File Number)	33-0849123 (I.R.S. Employer Identification Number)

24422 Avenida de la Carlota, Suite 120
Laguna Hills, California 92653
(Address of principal executive offices) (Zip Code)

(949) 784-0800
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

     On February 9, 2005, Interchange Corporation (the “Registrant”) entered into a Share Purchase Agreement (the “Share Purchase Agreement”) with Interchange Europe Holding Corporation, a wholly-owned subsidiary of the Registrant (“Sub”), and five shareholders of Inspire Infrastructure 2i AB, a Swedish limited company, (“Inspire”) to purchase 1,000 shares, constituting all of the outstanding shares of Inspire, for an aggregate purchase price of $15,000,000 in cash plus additional consideration consisting of up to 447,067 shares of the Registrant which are payable upon the achievement of certain business performance criteria in the future. On February 28, 2005, the Registrant closed its acquisition of Inspire, which will be renamed Interchange Europe. The closing followed the completion of certain conditions precedent.

     The Share Purchase Agreement entered into by the Registrant in connection with the transaction was previously filed as Exhibit 2.1 to the Registrant’s Report on Form 8-K, filed on February 10, 2005.

Item 8.01. Other Events.

     On February 28, 2005, the Registrant issued a press release announcing the closing of the acquisition.

     The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial statements required by this Item will be filed by the Registrant pursuant to an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this initial Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item will be filed by the Company pursuant to an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this initial Current Report on Form 8-K must be filed.

(c)	Exhibits

99.1 Press Release of Interchange Corporation dated February 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2005	By:	/s/ Douglas S. Norman
Douglas S. Norman
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of Interchange Corporation dated February 28, 2005.

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